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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-81493 and 333-81495), and in the Registration Statements on Form S-3 (Registration Nos. 333-70535 and 333-44144) of Base Ten Systems, Inc. and Subsidiaries, of our report dated April 3, 2000 relating to the financial statements, which appears in this annual report on Form 10-KSB.


PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 28, 2001


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